Exhibit 10.99

SEPARATION AGREEMENT AND GENERAL RELEASE

THIS SEPARATION AGREEMENT AND GENERAL RELEASE (“Agreement”) is made and entered into by and between Barry G. Caldwell (“EMPLOYEE”), on the one hand, and STAAR SURGICAL COMPANY (“STAAR” or the “Company”) and its parent, successor, predecessor, affiliate and related entities, on the other hand.

RECITALS:

A. EMPLOYEE acknowledges and agrees that, in accordance with his voluntary retirement and separation from STAAR, his employment will terminate on March 1, 2015 (the “Separation Date”) and after which date he shall perform no further duties, functions or services on behalf of STAAR, except as a consultant as further described herein. EMPLOYEE agrees that he will take no steps now or in the future to seek reemployment with STAAR or any of its parent, subsidiary or affiliated entities or divisions;

B. The Company shall formally announce EMPLOYEE’s retirement on October 3, 2014; and

C. EMPLOYEE and STAAR want to settle fully and finally all potential differences or differences between them, including all potential differences or differences which arise out of or relate to EMPLOYEE’s employment or separation from employment with STAAR.

NOW, THEREFORE, EMPLOYEE and STAAR understand and agree as follows:

1.	Payment and Benefits By STAAR.

Provided that (i) prior to March 1, 2015, EMPLOYEE has executed and delivered to STAAR this Agreement within the applicable time periods prescribed herein; (ii) EMPLOYEE has executed and delivered to STAAR the original Supplemental General Release (attached hereto as Exhibit “A”) no sooner than March 31, 2016, but no later than April 6, 2016; (iii) any revocation period applicable to this Agreement and the Supplemental General Release has expired without revocation; (iv) EMPLOYEE is otherwise not in breach of any provision of this Agreement, including the Supplemental General Release; and (v) EMPLOYEE is no longer employed by STAAR, STAAR agrees to the following ( which shall be referred to herein as the “Payment and Benefits”):

(a) Continue to pay to EMPLOYEE 50% of his base salary during a consultancy period as an independent contractor from March 1, 2015 through March 31, 2016 (the “Consultancy Period”), and in accordance with the Company’s usual and customary payroll cycle (the “Payment”), during which time EMPLOYEE will be required to perform services for STAAR for up to 40 hours per calendar month; and

(b) Provided EMPLOYEE timely elects COBRA continuation coverage on or after the Separation Date, pay the full amount of EMPLOYEE’s COBRA premiums directly to EMPLOYEE’s health care insurer until March 31, 2016 or, if earlier, such time that EMPLOYEE becomes eligible for medical benefits through an alternative source (e.g. a new employer) (the “COBRA Coverage”). To the extent EMPLOYEE is eligible to and elects to continue his COBRA coverage after March 31, 2016, such coverage shall be at EMPLOYEE’s own cost and in accordance with COBRA.

EMPLOYEE acknowledges and agrees that the Supplemental General Release shall only be effective if such agreement is executed by EMPLOYEE on or after March 31, 2016.

2.	No Obligation To Make Payment Under Normal Policies.

EMPLOYEE acknowledges that upon execution of this Agreement and the Supplemental General Release, the Payment and Benefits described herein shall constitute full and complete satisfaction of any and all amounts properly due and owing to EMPLOYEE as a result of his employment with STAAR and/or his separation from that employment and that in the absence of this Agreement, EMPLOYEE would not be entitled to the Payment and Benefits specified in Paragraph 1.

3.	Non-Admission Of Discrimination Or Wrongdoing.

This Agreement shall not in any way be construed as an admission that STAAR or any individual has any liability to or acted wrongfully in any way with respect to EMPLOYEE or any other person. STAAR specifically denies that it has any liability to or that it has done any wrongful, harassing and/or discriminatory acts against EMPLOYEE or any other person on the part of itself, or its officers, employees and/or agents.

4.	Separation Of Employment; Resignation from Officer and Director Positions.

(a) EMPLOYEE acknowledges that pursuant to his voluntary resignation, his employment with STAAR will terminate on or before the Separation Date (March 1, 2015) and that such employment will not be resumed again at any time.

(b) Effective as of EMPLOYEE’s Separation Date (unless otherwise agreed in writing by the Company and EMPLOYEE), EMPLOYEE will be deemed to have resigned without any further action by EMPLOYEE, from any and all officer and director positions that the EMPLOYEE, immediately prior to such separation (a) held with STAAR or any of its subsidiaries and (b) held with any other entities at the direction of, or as a result of EMPLOYEE’s affiliation with, STAAR or any of its subsidiaries.  If for any reason this Section 4(b) of the Agreement is deemed to be insufficient to effectuate such resignations, then EMPLOYEE will, upon the Company’s request, execute any documents or instruments that the Company may deem necessary or desirable to effectuate such resignations.  In addition, EMPLOYEE hereby designates the Secretary or any Assistant Secretary of the Company and of any subsidiary to execute any such documents or instruments as EMPLOYEE’s attorney-in-fact to effectuate such resignations if execution by the Secretary or any Assistant Secretary of the Company or subsidiary is deemed by the Company or the subsidiary to be a more expedient means to effectuate such resignation or resignations.

5.	Company Property.

EMPLOYEE agrees that he has had access to trade secrets and other proprietary and confidential information pertaining to STAAR. EMPLOYEE agrees that he will not, without prior written consent of STAAR, communicate or disclose any such information to any person, employer, or other entity at any time in the future, whether or not developed by EMPLOYEE. (Confidential and proprietary information includes, but is not limited to, information concerning STAAR sales, sales volume, sales methods, sales proposals, customers and prospective customers, identity of customers and prospective customers, amount or kind of customer’s purchases from STAAR, STAAR’s manuals, formulae, processes, methods, compositions, ideas, inventions, or other confidential or proprietary information belonging to STAAR or relating to STAAR’s affairs.)

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6.	No Lawsuits.

(a) EMPLOYEE promises never to file a lawsuit, administrative complaint, or charge of any kind with any court, governmental or administrative agency or arbitrator against STAAR or its officers, directors, agents or employees, asserting any claims that are released in this Agreement.

(b) EMPLOYEE represents and agrees that, prior to signing this Agreement, he has not filed or pursued any complaints, charges or lawsuits of any kind with any court, governmental or administrative agency or arbitrator against STAAR or its officers, directors, agents or employees. Employee understands that he has the right to file a charge with or participate in an investigation conducted by the Equal Employment Opportunity Commission (“EEOC”) or any state or local fair employment practices agency, however, he waives any right to any monetary recovery or other relief should the EEOC or any other agency pursue a claim on his behalf.

7.	Complete Release.

(a) In consideration of the mutual covenants and promises contained herein and subject to the consideration set forth in Paragraph 1, EMPLOYEE hereby knowingly and voluntarily releases, absolves and discharges STAAR and, as applicable, its officers, partners, attorneys, agents, officers, administrators, directors, employees, affiliates, representatives, and/or assigns and successors, past and present (collectively the “Releasees”) from all rights, claims, demands, obligations, damages, losses, causes of action and suits of all kinds and descriptions, legal and equitable, known and unknown, that EMPLOYEE may have or ever have had against the Releasees from the beginning of time to the date of execution of this Agreement, including, but not limited to, any such rights, claims, demands, obligations, damages, losses, causes of action and suits arising out of, but not limited to, any right of EMPLOYEE or of any person arising under any law, statute, duty, contract, covenant, or order, or any liability for any act of age discrimination or other impermissible form of harassment or discrimination by STAAR against EMPLOYEE or any other person, as prohibited by any federal, state or local statute or common law, including, but not limited to, Title VII of the Civil Rights Act of 1964, 42 U.S.C. § 2000e, the Americans With Disabilities Act, 42 U.S.C. §§ 12101 et seq., the Fair Labor Standards Act, 29 U.S.C. §§ 201 et seq., the Equal Pay Act (“EPA”), 20 U.S.C. § 206(d) (1963); the California Fair Employment and Housing Act, Cal. Gov’t Code §§ 12940 et seq., the California Family Rights Act, Cal. Gov’t Code §§ 12941.1 et seq., the laws established by the California Division of Labor Standards Enforcement, e.g., Cal. Lab. Code §§ 200-272; wage and hour laws as set forth in the California Labor Code, and the opinions issued by the Division of Labor Standards Enforcement (the “Released Matters”). In addition to the above, the Released Matters include, but are not limited to, claims for employment discrimination, wrongful termination, constructive termination, violation of public policy, California Labor Code violations, breach of any express or implied contract, breach of any implied covenant, fraud, intentional or negligent misrepresentation, emotional distress, slander, and invasion of privacy.

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(b) EMPLOYEE further understands and acknowledges that:

(1) This subparagraph 7(b) of the Agreement constitutes a voluntary waiver of any and all rights and claims he has against the Releasees as of the date of the execution of this Agreement arising under the Age Discrimination in Employment Act, 29 U.S.C. §§ 623 et seq.;

(2) EMPLOYEE is waiving these substantive rights or claims pursuant to this Agreement in exchange for consideration, the value of which exceeds the payment or remuneration to which he was already entitled;

(3) EMPLOYEE is hereby advised to consult with an attorney of his choosing concerning this Agreement prior to executing it;

(4) EMPLOYEE has been afforded a period of at least 21 days to consider the terms of this Agreement, and in the event he should decide to execute this Agreement in fewer than 21 days, he has done so with the express understanding that he has been given and declined the opportunity to consider this Agreement for a full 21 days; and

(5) EMPLOYEE may revoke this subparagraph 7(b) of the Agreement at any time during the seven (7) days following the date of execution of this Agreement, and this subparagraph 7(b) of the Agreement shall not become effective or enforceable until such revocation period has expired (the “Effective Date”). EMPLOYEE understands and agrees that should EMPLOYEE revoke this subparagraph 7(b) of the Agreement at any time during the seven (7) days following the date of execution of this Agreement, EMPLOYEE will receive 10% of the Payment provided for in Paragraph 1 of this Agreement, as consideration for the release of all of EMPLOYEE’s rights and claims under subparagraph 7(a) of this Agreement. EMPLOYEE further understands and agrees that should EMPLOYEE not revoke this subparagraph 7(b) of the Agreement at any time during the seven (7) days following the date of execution of this Agreement, EMPLOYEE will receive the full amount of the Payment provided for in Paragraph 1 of this Agreement as consideration for the release of all of EMPLOYEE’s rights and claims under both subparagraphs 7(a) and 7(b) of this Agreement; and

(6) EMPLOYEE agrees that any modifications, material or otherwise, made to this Agreement do not restart or affect in any manner the original 21 day consideration period set forth in subparagraph 7(b)(4).

(c) As further consideration for the covenants and promises by EMPLOYEE contained herein (and subject EMPLOYEE’s release of claims set forth above in this Paragraph 7), STAAR hereby releases EMPLOYEE from any claims or causes of action that STAAR may have against EMPLOYEE relating to his employment with the Company.

8.	Consultancy Period

In further consideration for the Payment and Benefits set forth in Paragraph 1 above, EMPLOYEE agrees that, if needed or desired (in the sole discretion of STAAR), during the length of the Consultancy Period, he shall (i) assist the Company in the orderly transition of matters for which he is responsible or for which he possesses knowledge related thereto; and (ii) provide general consultation to STAAR from time to time. During the Consultancy Period, EMPLOYEE shall continue to vest in STAAR’s stock option plans, pursuant to the terms of the applicable plans.

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9.	Severance Payment and Benefits Following Change in Control

(a) If EMPLOYEE’s employment or Consultancy Period is terminated by a Change in Control, the EMPLOYEE shall be entitled to receive: any payments from the employment and/or Consultancy Period due in this Agreement, and all stock options, restricted stock and other incentive compensation awards of the EMPLOYEE which are outstanding at that time, but only to the extent that any such awards have a vesting period before the end of the Consultancy Period or March 31, 2016, in which case they shall immediately become exercisable, payable or free from restriction, as the case may be, in their entirety, and that under such circumstances the exercise period of any stock option shall continue for the length of the exercise period specified in the grant of the award without regard to the EMPLOYEE’s termination of employment or Consultancy Period.

(b) For purposes of this agreement, “Change in Control” shall mean the occurrence of any one or more of the following events:

(1) Any person, including a group as defined in Section 13(d)(3) of the Exchange Act, but excluding Broadwood Partners, L.P. or a group of which it is a member, becomes the beneficial owner of stock of STAAR with respect to which twenty-five percent (25%) or more of the total number of votes for election of the Board may cast;

(2) As a result of, or in connection with, any cash tender offer, exchange offer, merger or other business combination, sale of assets or contested election, or combination of the foregoing, persons who were directors of STAAR just prior to such event shall cease to constitute a majority of the Board;

(3) The stockholders of STAAR shall approve an agreement providing either for a transaction in which STAAR will cease to be an independent publicly owned corporation or for a sale or other deposition of all or substantially all the assets of STAAR, and such transaction is completed; or

(4) The acquisition in a single or series of related transactions, including without limitation a tender offer or exchange offer, by any person or related group of persons (other than STAAR or by a Company-sponsored employee benefit plan), of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of STAAR’s outstanding securities.

(c) Notwithstanding the foregoing, the formation of a holding company for STAAR in which the stockholdings of the holding company after its formation are substantially the same as for STAAR prior to the holding company formation does not constitute a Change in Control for purposes of this Agreement.

10.	Unknown Claims.

EMPLOYEE acknowledges that there is a risk that subsequent to the execution of this Agreement, he will incur or suffer damage, loss or injury to persons or property that is in some way caused by or connected with EMPLOYEE’s employment or the separation therefrom, but that is unknown or unanticipated at the time of the execution of this Agreement. EMPLOYEE does hereby specifically assume such risk and agrees that this Agreement and the releases contained herein shall and do apply to all unknown or unanticipated results of any and all matters caused by or connected with EMPLOYEE’s employment or the resignation/termination therefrom, as well as those currently known or anticipated. Accordingly, EMPLOYEE acknowledges that he has read the provisions of California Civil Code Section 1542, which provides as follows:

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“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known to him or her must have materially affected his or her settlement with the debtor”

and that he expressly waives, relinquishes and forfeits all rights and benefits accorded by the provisions of California Civil Code Section 1542, and furthermore waives any rights that he might have to invoke said provisions now or in the future with respect to the Released Matters.

11.	Assumption Of Risk; Investigation Of Facts.

(a) EMPLOYEE hereby expressly assumes the risk of any mistake of fact or that the true facts might be other than or different from the facts now known or believed to exist, and it is EMPLOYEE’s express intention to forever settle, adjust and compromise any and all disputes between and among him and the Releasees, finally and forever, and without regard to who may or may not have been correct in their respective understandings of the facts or the law relating thereto.

(b) In making and executing this Agreement, EMPLOYEE represents and warrants that he has made such investigation of the facts and the law pertaining to the matters described in this Agreement as he deems necessary, and EMPLOYEE has not relied upon any statement or representation, oral or written, made by any other party to this Agreement with regard to any of the facts involved in any dispute or possible dispute between the parties hereto, or with regard to any of his rights or asserted rights, or with regard to the advisability of making and executing this Agreement.

12.	Ownership Of Claims.

EMPLOYEE represents and warrants that no portion of any of the Released Matters and no portion of any recovery or settlement to which EMPLOYEE might be entitled has been assigned or transferred to any other person, firm, entity or corporation not a party to this Agreement, in any manner, including by way of subrogation or operation of law or otherwise. If any claim, action, demand or suit should be made or instituted against the Releasees or any of them because of any such purported assignment, subrogation or transfer, EMPLOYEE agrees to indemnify and hold harmless the Releasee(s) against such claim, action, suit or demand, including necessary expenses of investigation, attorneys’ fees and costs.

13.	No Representations.

EMPLOYEE represents and agrees that no promises, statements or inducements have been made to him which caused him to sign this Agreement other than those expressly stated in this Agreement.

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14.	Confidentiality Of This Agreement.

(a) Employee agrees to keep the fact, terms and amount of this Agreement completely confidential, and not to disclose such information to anyone other than Employee’s attorneys and licensed tax and/or professional investment advisor, if any (“Employee’s Confidants”), all of whom shall be informed of and be bound by this confidentiality provision. Neither Employee nor Employee’s Confidants shall disclose the fact, amount or terms of this Agreement to anyone including, but not limited to, any representative of any print, radio or television media, to any past, present or prospective employee of or applicant for employment with the Company, to any counsel for any current or former employee of the Company, to any other counsel or third party, or to the public at large, except as required by law.

(b) Employee agrees that any disclosure of information in violation of this confidentiality provision by Employee or by any of Employee’s Confidants would cause the Company injury and damage. If any proceeding is brought concerning an alleged violation of this confidentiality provision, the prevailing party shall recover from the losing party all reasonable attorneys' fees and costs incurred in connection with such proceeding. The Company shall have the burden of proving such violation by a preponderance of the evidence. The parties understand and agree that only the Company would be damaged by a violation of this confidentiality provision and for that reason Employee waives Employee’s right, if any, to seek damages in connection with any proceeding brought concerning an alleged violation of this confidentiality provision. The Parties agree that a breach of this Paragraph would be difficult to quantify. As such, in the event of a breach, the Company shall be entitled to a liquidated damages payment of $10,000 from Employee for each proven breach by EMPLOYEE or Employee’s Confidants, of this Paragraph 14.

(c) Neither Employee nor his agents shall solicit, initiate or encourage (directly or indirectly) any demand or request for the disclosure of any information covered by this Paragraph 14, except as permitted pursuant to subparagraph (a), above, of this Paragraph 14. Employee further agrees to notify the Company of any and all attempts to compel such disclosure by written notice to the Company, to be received at least ten (10) business days before the date for compliance with any subpoena or order. Employee agrees that the existence, facts, terms, and provisions of and information concerning this Agreement shall remain absolutely confidential and shall not be disclosed to any person, firm, corporation, or other entity with the sole and exclusive exceptions of (i) any governmental agency or court as required by law; (ii) Employee’s spouse or immediate family members so long as any such person is informed of this confidentiality agreement and agrees to abide by its terms; or (iii) Employee’s accountant or attorney as required only for the rendition of such professional services, so long as any such attorney or accountant is informed of this confidentiality agreement and agrees to abide by its terms. EMPLOYEE acknowledges and agrees that this paragraph is a material inducement to entering into this Agreement.

(d) The obligations of this Paragraph 14 shall not apply with respect to any information made public by the Company or that otherwise becomes publicly known from a source other than EMPLOYEE or his agents and where such source did not obtain any information covered by this Paragraph 14 from EMPLOYEE or his agents.

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15.	No Disparagement

(a) EMPLOYEE agrees that he will refrain from taking actions or making statements, written or oral, which disparage or defame the goodwill or reputation of STAAR and/or its directors, officers, executives and employees or which could adversely affect the morale of other employees of STAAR.

(b) STAAR agrees to instruct the Company’s current board of directors to refrain from disparaging EMPLOYEE, but assumes no responsibility or liability for the board members’ actions in this regard.

16.	Successors.

This Agreement shall be binding upon EMPLOYEE and upon his heirs, administrators, representatives, executors, successors and assigns, and shall inure to the benefit of STAAR and to its heirs, administrators, representatives, executors, successors and assigns.

17.	Arbitration.

(a) Any claim or controversy arising out of or relating to this Agreement or any breach thereof between EMPLOYEE and STAAR shall be submitted to arbitration in Los Angeles, California before an experienced JAMS employment arbitrator licensed to practice law in Los Angeles, California and selected in accordance with JAMS Employment Arbitration Rules, as the exclusive remedy for such claim or controversy. Either party desiring to arbitrate shall give written notice to the other party within a reasonable period of time after the party becomes aware of the need for arbitration. The decision of the arbitrator shall be final and binding. Judgment on any award rendered by such arbitrator may be entered in any court having jurisdiction over the subject matter of the controversy. The prevailing party shall receive an award of costs and expenses related to the arbitration, including attorneys’ fees. The fees and costs of the arbitrator shall be shared equally by the parties. If EMPLOYEE submits to arbitration a claim or controversy regarding the validity of sub-paragraph 7(b) of this Agreement and/or the validity of the release of EMPLOYEE’s substantive rights and claims arising under the Age Discrimination in Employment Act, STAAR shall not be entitled to recover attorneys’ fees and/or damages from EMPLOYEE in the arbitration, and EMPLOYEE shall not be responsible for those fees and costs of the arbitrator that are in excess of the normal filing fee for commencing a court action.

(b) Should EMPLOYEE or STAAR institute any legal action or administrative proceeding with respect to any claim waived by this Agreement or pursue any dispute or matter covered by this paragraph by any method other than said arbitration, the responding party shall be entitled to recover from the other party all damages, costs, expenses and attorneys’ fees incurred as a result of such action. This subparagraph 17(b) of the Agreement shall not apply to any legal action instituted by EMPLOYEE regarding the validity of sub-paragraph 7(b) of the Agreement and/or the validity of the release of EMPLOYEE’S substantive rights and claims arising under the Age Discrimination in Employment Act, or to administrative proceedings instituted by EMPLOYEE with the Equal Employment Opportunity Commission regarding claims arising under the Age Discrimination in Employment Act.

18.	Cooperation.

EMLPOYEE agrees to cooperate with STAAR hereafter with respect to all matters arising during or related to EMPLOYEE’s employment, including but not limited to all matters in connection with any governmental investigation, litigation or regulatory or other proceeding which may have arisen or which may arise following the signing of this Agreement. STAAR will reimburse EMLPOYEE’s out-of-pocket expenses, including reasonable attorneys’ fees, incurred in complying with requests by STAAR hereunder, provided such expenses are authorized by STAAR in advance; provided, however, that EMPLOYEE will not be entitled to compensation for time spent (i) serving as a witness or otherwise giving testimony in any proceeding brought by Employee or in any circumstance in which compensation for service as a witness or giving testimony is prohibited by law; or (ii) cooperating pursuant to this Paragraph during such time that EMPLOYEE continues to receive the Payment provided for in Paragraph 1 of this Agreement.

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19.	Consultation With Counsel; Reasonable Time To Consider Agreement; Voluntary Participation In This Agreement.

EMPLOYEE represents and agrees that he has been advised of the opportunity to review this Agreement with an attorney, that he has had the opportunity to thoroughly discuss all aspects of his rights and this Agreement with an attorney to the extent EMPLOYEE elected to do so, that he has carefully read and fully understands all of the provisions of this Agreement, that he has been given a reasonable period of time to consider signing this Agreement, and that he is voluntarily and knowingly entering into this Agreement.

20.	Severability And Governing Law.

(a) Should any of the provisions in this Agreement be declared or be determined to be illegal or invalid, all remaining parts, terms or provisions shall be valid, and the illegal or invalid part, term or provision shall be deemed not to be a part of this Agreement.

(b) This Agreement is made and entered into in the State of California and shall in all respects be interpreted, enforced and governed under the laws of California.

21.	Proper Construction.

(a) The language of all parts of this Agreement shall in all cases be construed as a whole according to its fair meaning, and not strictly for or against any of the parties.

(b) As used in this Agreement, the term “or” shall be deemed to include the term “and/or” and the singular or plural number shall be deemed to include the other whenever the context so indicates or requires.

(c) The paragraph headings used in this Agreement are intended solely for convenience of reference and shall not in any manner amplify, limit, modify or otherwise be used in the interpretation of any of the provisions hereof.

22.	Entire Agreement.

This Agreement constitutes the entire agreement between and among the parties pertaining to the subject matter hereof and the final, complete and exclusive expression of the terms and conditions of their agreement. Any and all prior agreements (including, without limitation, the Amended and Restated Employment Agreement dated December 31, 2008 between EMPLOYEE and STAAR (“Employment Agreement”)), representations, negotiations and understandings made by the parties, oral and written, express or implied, are hereby superseded and merged herein. Notwithstanding the above, EMPLOYEE acknowledges and agrees that Articles 7 and 8 of the Employment Agreement shall remain in full force and effect.

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23.	Execution In Counterparts.

This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one agreement.

24.	Attorneys’ Fees.

In any action or other proceeding to enforce rights hereunder, the prevailing party shall receive an award of costs and expenses related to such proceeding, including attorneys’ fees.

24.	Cooperativeness.

All parties have cooperated in the drafting and preparation of this Agreement, and it shall not be construed more favorably for or against any party.

25.	Section 409A Compliance.

The payments described herein shall be made in full compliance with all Internal Revenue Service rules and regulations, including, if applicable, Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and any exceptions thereto. For purposes of Code Section 409A, EMPLOYEE’s right to receive any installment payment under this Agreement shall be treated as a right to receive a series of separate and distinct payments. Notwithstanding the foregoing, the Company does not guarantee any particular tax treatment and shall have no liability with regard to any failure to comply with Code Section 409A unless such liability is a result of the Company’s failure to pay the severance in accordance with the terms herein and under no circumstances will the Company be obligated to make any payments to you in excess of that provided for herein.

Executed at	____________,	_____	this	____ day of	___________,	2016.
	(city)	(state)		(day)	(month)

EMPLOYEE

Barry G. Caldwell

Executed at	____________,	_____	this	____ day of	___________,	2016.
	(city)	(state)		(day)	(month)

STAAR SURGICAL COMPANY

By:

Its:

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EXHIBIT “A”

SUPPLEMENTAL GENERAL RELEASE

1.	No Lawsuits.

(a) Barry G. Caldwell (“EMPLOYEE”) promises never to file a lawsuit, administrative complaint, or charge of any kind with any court, governmental or administrative agency or arbitrator against STAAR (as defined in the Separation Agreement and General Release (“Agreement”)) or its officers, directors, agents or employees, asserting any claims that are released in this Supplemental General Release (“Supplemental Release”).

(b) EMPLOYEE represents and agrees that, prior to signing this Supplemental Release, he has not filed or pursued any complaints, charges or lawsuits of any kind with any court, governmental or administrative agency or arbitrator against STAAR or its officers, directors, agents or employees. Employee understands that he has the right to file a charge with or participate in an investigation conducted by the Equal Employment Opportunity Commission (“EEOC”) or any state or local fair employment practices agency, however, he waives any right to any monetary recovery or other relief should the EEOC or any other agency pursue a claim on his behalf.

2.	Complete Release.

(a) In consideration of the mutual covenants and promises contained herein and subject to the consideration set forth in Paragraph 1 of the Agreement, EMPLOYEE hereby knowingly and voluntarily releases, absolves and discharges STAAR and, as applicable, its officers, partners, attorneys, agents, officers, administrators, directors, employees, affiliates, representatives, and/or assigns and successors, past and present (collectively the “Releasees”) from all rights, claims, demands, obligations, damages, losses, causes of action and suits of all kinds and descriptions, legal and equitable, known and unknown, that EMPLOYEE may have or ever have had against the Releasees from the beginning of time to the date of execution of this Supplemental Release, including, but not limited to, any such rights, claims, demands, obligations, damages, losses, causes of action and suits arising out of, but not limited to, any right of EMPLOYEE or of any person arising under any law, statute, duty, contract, covenant, or order, or any liability for any act of age discrimination or other impermissible form of harassment or discrimination by STAAR against EMPLOYEE or any other person, as prohibited by any federal, state or local statute or common law, including, but not limited to, Title VII of the Civil Rights Act of 1964, 42 U.S.C. § 2000e, the Americans With Disabilities Act, 42 U.S.C. §§ 12101 et seq., the Fair Labor Standards Act, 29 U.S.C. §§ 201 et seq., the Equal Pay Act (“EPA”), 20 U.S.C. § 206(d) (1963); the California Fair Employment and Housing Act, Cal. Gov’t Code §§ 12940 et seq., the California Family Rights Act, Cal. Gov’t Code §§ 12941.1 et seq., the laws established by the California Division of Labor Standards Enforcement, e.g., Cal. Lab. Code §§ 200-272; wage and hour laws as set forth in the California Labor Code, and the opinions issued by the Division of Labor Standards Enforcement (the “Released Matters”). In addition to the above, the Released Matters include, but are not limited to, claims for employment discrimination, wrongful termination, constructive termination, violation of public policy, California Labor Code violations, breach of any express or implied contract, breach of any implied covenant, fraud, intentional or negligent misrepresentation, emotional distress, slander, and invasion of privacy. The release set forth above in this Paragraph 2 of the Supplemental Release shall not affect any rights or benefits that EMPLOYEE may otherwise be afforded under the Agreement, including but not limited to the payments, benefits, stock options and incentive compensation awards provided for in Paragraphs 1 and 9 of the Agreement, subject to the terms and conditions set forth therein.

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(b) EMPLOYEE further understands and acknowledges that:

(1) This subparagraph 2(b) of the Supplemental Release constitutes a voluntary waiver of any and all rights and claims he has against the Releasees as of the date of the execution of this Supplemental Release arising under the Age Discrimination in Employment Act, 29 U.S.C. §§ 623 et seq.;

(2) EMPLOYEE is waiving these substantive rights or claims pursuant to this Supplemental Release in exchange for consideration, the value of which exceeds the payment or remuneration to which he was already entitled;

(3) EMPLOYEE is hereby advised to consult with an attorney of his choosing concerning this Supplemental Release prior to executing it;

(4) EMPLOYEE has been afforded a period of at least 21 days to consider the terms of this Supplemental Release, and in the event he should decide to execute this Supplemental Release in fewer than 21 days, he has done so with the express understanding that he has been given and declined the opportunity to consider this Supplemental Release for a full 21 days; and

(5) EMPLOYEE may revoke this subparagraph 2(b) of the Supplemental Release at any time during the seven (7) days following the date of execution of this Supplemental Release, and this subparagraph 2(b) of the Supplemental Release shall not become effective or enforceable until such revocation period has expired (the “Effective Date”). EMPLOYEE understands and agrees that should EMPLOYEE revoke this subparagraph 2(b) of the Supplemental Release at any time during the seven (7) days following the date of execution of this Supplemental Release, EMPLOYEE will be entitled to retain only 10% of the Payment provided for in the Agreement, subject to the terms and conditions set forth therein, as consideration for the release of all of EMPLOYEE’s rights and claims under subparagraph 2(a). EMPLOYEE further understands and agrees that should EMPLOYEE not revoke this subparagraph 2(b) of the Supplemental Release at any time during the seven (7) days following the date of execution of this Supplemental Release, EMPLOYEE will be entitled to retain the full amount of the Payment provided for in the Agreement, subject to the terms and conditions set forth therein, as consideration for the release of all of EMPLOYEE’s rights and claims under both subparagraphs 2(a) and 2(b) of this Supplemental Release; and

(6) EMPLOYEE agrees that any modifications, material or otherwise, made to this Supplemental Release do not restart or affect in any manner the original 21 day consideration period set forth in subparagraph 2(b)(4).

(c) As further consideration for the covenants and promises by EMPLOYEE contained herein (and subject EMPLOYEE’s release of claims set forth above in this Paragraph 2), STAAR hereby releases EMPLOYEE from any claims or causes of action that STAAR may have against EMPLOYEE relating to his employment or Consultancy Period with the Company.

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3.	Unknown Claims.

EMPLOYEE acknowledges that there is a risk that subsequent to the execution of this Supplemental Release, he will incur or suffer damage, loss or injury to persons or property that is in some way caused by or connected with EMPLOYEE’s employment or the resignation therefrom, but that is unknown or unanticipated at the time of the execution of this Supplemental Release. EMPLOYEE does hereby specifically assume such risk and agrees that this Supplemental Release and the releases contained herein shall and do apply to all unknown or unanticipated results of any and all matters caused by or connected with EMPLOYEE’s employment or the resignation/termination therefrom, as well as those currently known or anticipated. Accordingly, EMPLOYEE acknowledges that he has read the provisions of California Civil Code Section 1542, which provides as follows:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known to him or her must have materially affected his or her settlement with the debtor”

and that he expressly waives, relinquishes and forfeits all rights and benefits accorded by the provisions of California Civil Code Section 1542, and furthermore waives any rights that he might have to invoke said provisions now or in the future with respect to the Released Matters.

4.	Assumption Of Risk; Investigation Of Facts.

(a) EMPLOYEE hereby expressly assumes the risk of any mistake of fact or that the true facts might be other than or different from the facts now known or believed to exist, and it is EMPLOYEE’s express intention to forever settle, adjust and compromise any and all disputes between and among him and the Releasees, finally and forever, and without regard to who may or may not have been correct in their respective understandings of the facts or the law relating thereto.

(b) In making and executing this Supplemental Release, EMPLOYEE represents and warrants that he has made such investigation of the facts and the law pertaining to the matters described in this Supplemental Release as he deems necessary, and EMPLOYEE has not relied upon any statement or representation, oral or written, made by any other party to this Supplemental Release with regard to any of the facts involved in any dispute or possible dispute between the parties hereto, or with regard to any of his rights or asserted rights, or with regard to the advisability of making and executing this Supplemental Release.

5.	Ownership Of Claims.

EMPLOYEE represents and warrants that no portion of any of the Released Matters and no portion of any recovery or settlement to which EMPLOYEE might be entitled has been assigned or transferred to any other person, firm, entity or corporation not a party to this Supplemental Release, in any manner, including by way of subrogation or operation of law or otherwise. If any claim, action, demand or suit should be made or instituted against the Releasees or any of them because of any such purported assignment, subrogation or transfer, EMPLOYEE agrees to indemnify and hold harmless the Releasee(s) against such claim, action, suit or demand, including necessary expenses of investigation, attorneys’ fees and costs.

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6.	No Representations.

EMPLOYEE represents and agrees that no promises, statements or inducements have been made to him which caused him to sign this Supplemental Release other than those expressly stated in this Supplemental Release.

7.	Confidentiality Of This Agreement.

(a) Employee agrees to keep the fact, terms and amount of this Supplemental Release completely confidential, and not to disclose such information to anyone other than Employee’s attorneys and licensed tax and/or professional investment advisor, if any (“Employee’s Confidants”), all of whom shall be informed of and be bound by this confidentiality provision. Neither Employee nor Employee’s Confidants shall disclose the fact, amount or terms of this Supplemental Release to anyone including, but not limited to, any representative of any print, radio or television media, to any past, present or prospective employee of or applicant for employment with the Company, to any counsel for any current or former employee of the Company, to any other counsel or third party, or to the public at large, except as required by law.

(b) Employee and agrees that any disclosure of information in violation of this confidentiality provision by Employee or by any of Employee’s Confidants would cause the Company injury and damage. If any proceeding is brought concerning an alleged violation of this confidentiality provision, the prevailing party shall recover from the losing party all reasonable attorneys' fees and costs incurred in connection with such proceeding. The Company shall have the burden of proving such violation by a preponderance of the evidence. The parties understand and agree that only the Company would be damaged by a violation of this confidentiality provision and for that reason Employee waives Employee’s right, if any, to seek damages in connection with any proceeding brought concerning an alleged violation of this confidentiality provision. The Parties agree that a breach of this paragraph would be difficult to quantify. As such, in the event of a breach, the Company shall be entitled to a liquidated damages payment of $10,000 from Employee for each proven breach by Employee or Employee’s Confidants, of this Paragraph 7.

(c) Neither Employee nor his agents shall solicit, initiate or encourage (directly or indirectly) any demand or request for the disclosure of any information covered by this Paragraph 7, except as permitted pursuant to subparagraph (a), above, of this Paragraph 7. Employee further agrees to notify the Company of any and all attempts to compel such disclosure by written notice to the Company, to be received at least ten (10) business days before the date for compliance with any subpoena or order. Employee agrees that the existence, facts, terms, and provisions of and information concerning this Agreement shall remain absolutely confidential and shall not be disclosed to any person, firm, corporation, or other entity with the sole and exclusive exceptions of (i) any governmental agency or court as required by law; (ii) Employee’s spouse or immediate family members so long as any such person is informed of this confidentiality agreement and agrees to abide by its terms; or (iii) Employee’s accountant or attorney as required only for the rendition of such professional services, so long as any such attorney or accountant is informed of this confidentiality agreement and agrees to abide by its terms. EMPLOYEE acknowledges and agrees that this paragraph is a material inducement to entering into this Supplemental Release.

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(d) The obligations of this Paragraph 7 shall not apply with respect to any information made public by the Company or that otherwise becomes publicly known from a source other than EMPLOYEE or his agents and where such source did not obtain any information covered by this Paragraph 7 from EMPLOYEE or his agents.

8.	Arbitration.

(a) Any claim or controversy arising out of or relating to this Supplemental Release or any breach thereof between EMPLOYEE and STAAR shall be submitted to arbitration in Los Angeles, California before an experienced JAMS employment arbitrator licensed to practice law in Los Angeles, California, and selected in accordance with JAMS Employment Arbitration Rules, as the exclusive remedy for such claim or controversy. Either party desiring to arbitrate shall give written notice to the other party within a reasonable period of time after the party becomes aware of the need for arbitration. The decision of the arbitrator shall be final and binding. Judgment on any award rendered by such arbitrator may be entered in any court having jurisdiction over the subject matter of the controversy. The prevailing party shall receive an award of costs and expenses related to the arbitration, including attorneys’ fees. The fees and costs of the arbitrator shall be shared equally by the parties. If EMPLOYEE submits to arbitration a claim or controversy regarding the validity of sub-paragraph 2(b) of this Supplemental Release and/or the validity of the release of EMPLOYEE’s substantive rights and claims arising under the Age Discrimination in Employment Act, STAAR shall not be entitled to recover attorneys’ fees and/or damages from EMPLOYEE in the arbitration, and EMPLOYEE shall not be responsible for those fees and costs of the arbitrator that are in excess of the normal filing fee for commencing a court action.

(b) Should EMPLOYEE or STAAR institute any legal action or administrative proceeding with respect to any claim waived by this Agreement or pursue any dispute or matter covered by this paragraph by any method other than said arbitration, the responding party shall be entitled to recover from the other party all damages, costs, expenses and attorneys’ fees incurred as a result of such action. This subparagraph 8(b) of the Supplemental Release shall not apply to any legal action instituted by EMPLOYEE regarding the validity of sub-paragraph 2(b) of the Supplemental Release and/or the validity of the release of EMPLOYEE’S substantive rights and claims arising under the Age Discrimination in Employment Act, or to administrative proceedings instituted by EMPLOYEE with the Equal Employment Opportunity Commission regarding claims arising under the Age Discrimination in Employment Act.

9.	Cooperation.

EMLPOYEE agrees to cooperate with STAAR hereafter with respect to all matters arising during or related to EMPLOYEE’s employment, including but not limited to all matters in connection with any governmental investigation, litigation or regulatory or other proceeding which may have arisen or which may arise following the signing of this Agreement. STAAR will reimburse EMLPOYEE’s out-of-pocket expenses, including reasonable attorneys’ fees, incurred in complying with requests by STAAR hereunder, provided such expenses are authorized by STAAR in advance; provided, however, that EMPLOYEE will not be entitled to compensation for time spent (i) serving as a witness or otherwise giving testimony in any proceeding brought by Employee or in any circumstance in which compensation for service as a witness or giving testimony is prohibited by law; or (ii) cooperating pursuant to this Paragraph during such time that EMPLOYEE continues to receive the Payment provided for in Paragraph 1 of the Agreement.

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10.	Separation Of Employment And Compensation.

EMPLOYEE acknowledges that pursuant to his voluntary separation, his employment with STAAR terminated on March 1, 2015 and that such employment will not be resumed again at any time. EMMPLOYEE further acknowledges that his Consultancy Period (as defined in the Agreement) ended no later than March 31, 2016. EMPLOYEE acknowledges that STAAR has paid him all salary, wages and other compensation due him and has paid him for all accrued vacation benefits and reimbursable expenses, if any, to which he is entitled, in connection with his employment and/or his Consultancy Period.

11.	Consultation With Counsel; Reasonable Time To Consider Agreement; Voluntary Participation In This Agreement.

EMPLOYEE represents and agrees that he has been advised of the opportunity to review this Supplemental Release with an attorney, that he has had the opportunity to thoroughly discuss all aspects of his rights and this Supplemental Release with an attorney to the extent EMPLOYEE elected to do so, that he has carefully read and fully understands all of the provisions of this Supplemental Release, that he has been given a reasonable period of time to consider signing this Agreement, and that he is voluntarily and knowingly entering into this Agreement.

12.	Severability And Governing Law.

(a) Should any of the provisions in this Supplemental Release be declared or be determined to be illegal or invalid, all remaining parts, terms or provisions shall be valid, and the illegal or invalid part, term or provision shall be deemed not to be a part of this Supplemental Release.

(b) This Supplemental Release is made and entered into in the State of California and shall in all respects be interpreted, enforced and governed under the laws of State of California.

13.	Execution In Counterparts.

This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one agreement.

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13. Cooperativeness.

All parties have cooperated in the drafting and preparation of this Supplemental Release, and it shall not be construed more favorably for or against any party.

Executed at	____________,	_____	this	____ day of	___________,	2016.
	(city)	(state)		(day)	(month)

EMPLOYEE

Barry G. Caldwell

Executed at	____________,	_____	this	____ day of	___________,	2016.
	(city)	(state)		(day)	(month)

STAAR SURGICAL COMPANY

By:

Its:

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